Freewriting Prospectus
                                                      filed pursuant to Rule 433
                                            Registration File No.: 333-132375-13




[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


                               ABS New Transaction


                             Free Writing Prospectus
                             -----------------------

                                 $2,100,000,000
                                  (Approximate)

                                   CWHEQ, Inc.
                                    Depositor


                     CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                  Series 2006-I
                                 Issuing Entity


                     Revolving Home Equity Loan Asset Backed
                              Notes, Series 2006-I



                            [LOGO OMITTED]Countrywide
                                   HOME LOANS
                           Sponsor and Master Servicer

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.





THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------




                         $2,100,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2006-I

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-I
         ------------------------------------------------------------




    Class       Initial           Note Rate        WAL (Years)      Payment Window       Last Scheduled   Expected Rating
               Principal                           Call/Mat (2)  (Months) Call/Mat (2)    Payment Date     (S&P/Moody's)
              Balance (1)

     1-A     $380,000,000    LIBOR + 0.14(3) (4)   2.26 / 2.43     1 - 66 / 1 - 136        Jan 2037          AAA / Aaa

     2-A    $1,720,000,000   LIBOR + 0.14(3) (5)   2.26 / 2.43     1 - 66 / 1 - 135        Jan 2037          AAA / Aaa


    Total   $2,100,000,000

(1)  Subject to a permitted variance of +/- 10%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of December 29, 2006.
(3) The coupon for the initial interest accrual period will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4) Subject to the Net WAC related to Loan Group 1. (5) Subject to the Net WAC related to Loan Group 2.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

Transaction Participants
------------------------

Underwriter:                   Countrywide Securities Corporation.

Originator:                    Countrywide Home Loans, Inc. ("Countrywide").

Sponsor and Master Servicer:   Countrywide.

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary
                               of Countrywide Financial Corporation).

Custodian:                     Treasury Bank, a division of Countrywide Bank,
                               N.A.(an  affiliate of the Sponsor and Master
                               Servicer).

Note Insurer:                  Financial Security Assurance Inc.

Indenture Trustee:             The Bank of New York.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         December 29, 2006.

Expected Settlement Date:      December 29, 2006.

Cut-off Date:                  December 19, 2006.

Interest Period:               Except with respect to the first Payment Date,
                               the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment
                               Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through February 14, 2007.

Payment Date:                  The fifteenth (15th) day of each month (or, if
                               not a business day, the next succeeding business
                               day), commencing February 15, 2007.

Collection Period:             With respect to any Payment Date, the calendar
                               month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of January 2007.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of two groups of home
                               equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the
                               "Group 1 Mortgage Loans", "Group 2 Mortgage
                               Loans", and each, a "Loan Group"). The Group 1 and Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage
                               Loans delivered to the Trust on the Closing
                               Date is expected to have a Cut-off Date Balance of at least $2,100,000,000 (subject to a variance of +/-10%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The
                               Group 2 Mortgage Loans will have credit limits that may or may not conform to Freddie Mac and Fannie Mae guidelines.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

                               The information presented in this Free Writing Prospectus for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of December 1, 2006 (the "Statistical Calculation Date"). The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:                    If the Cut-off Date Balance of the Mortgage
                               Loans transferred to the Trust on the Closing
                               Date with respect to a Loan Group is less than the initial note principal balance of the related class of Class A Notes, the Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group (each, an "additional loan account" related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of January 2007 the "Prefunding
                               Period"), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in February 2007.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home
                               equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw
                               Period") of five (5) years (which, in most cases, may be extended for an additional five
                               (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw
                               Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a five (5), ten (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately
                               14.66% of the Group 1 Mortgage Loans and approximately 29.01% of the Group 2 Mortgage
                               Loans in each case by aggregate principal balance of the Mortgage Loans in the related
                               Loan Group as of the Statistical Calculation
                               Date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from
                               new draws on the Mortgage Loans in a Loan Group exceeds the principal collections from the Mortgage Loans in that Loan Group in a Collection Period, then the excess (the "Net
                               Draws") will be advanced by the Master Servicer and thereafter will be purchased by the issuing entity with funds advanced by the holder of the Class R-1 Certificates for that Loan Group. Net
                               Draws also may be created during the Rapid
                               Amortization Period during which the use of principal collections on the Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the Class R-1
                               Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net
                               Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the
                               Mortgage Loans as of the Cut-off Date.

The Notes
---------
Description
of the Notes:                  The Class 1-A and Class 2-A Notes (together the
                               "Class A Notes" or "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust, Series
                               2006-I (the "issuing entity"). As of the
                               Closing Date, the aggregate note principal balance of the Class A Notes will be $2,100,000,000 (subject to a permitted variance of +/- 10%).

Description
of the Certificates:           The Class C, the Class E-P, the Class R-1 and
                               the Class R-2 Certificates are not offered herein (together the "Certificates").




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------




Federal Tax Status:            It is anticipated that the Notes will represent
                               REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form
                               through DTC, Clearstream, Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will
                               accrue interest during each Interest Period at a rate equal to the lesser of (a) one-month
                               LIBOR, plus the applicable margin, and (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. The Class A Notes may also receive payments as described under "Derivative
                               Contracts" below. With respect to the initial
                               Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC: The "Net WAC" of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/365 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate"
                               will be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate multiplied by a fraction, the numerator of which is the aggregate note principal balance on the business day prior to such Payment Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period and (iii) commencing with the Payment Date in February 2008, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk
                               Carryforward" for each class of Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable
                               Note Rate without giving effect to the related
                               Net WAC cap. The Basis Risk Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage
                               Loans in the related Loan Group as set forth in "Distributions of Interest" below and from proceeds received under the relevant Derivative
                               Contract.

Group 1
Distributions of Interest:     Available Interest Collections (as described
                               below) for the Group 1 Mortgage Loans are to be applied in the following order of priority:

                               1. Note insurance policy premium to the Note
                                  Insurer;
                               2. Accrued monthly interest on the Class 1-A
                                  Notes together with any overdue accrued
                                  monthly interest from prior periods
                                  (exclusive of Basis Risk Carryforward);
                               3. To the Class 1-A Notes in respect of
                                  Investor Loss Amounts allocable to such
                                  Notes for such Payment Date;
                               4. To the Class 2-A Notes accrued monthly
                                  interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Available Interest Collections from the Group 2 Mortgage Loans;
                               5. Reimbursement to the Note Insurer for prior
                                  draws on its insurance policy (with interest thereon) relating to the Group 1 Mortgage Loans;


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

                               6. After the sixth Payment Date, first to pay
                                  down the Class 1-A Notes to create and
                                  maintain the required level of
                                  overcollateralization and second to pay down the Class 2-A Notes to maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Available Interest Collections for the Group 2 Mortgage Loans on that Payment Date);
                               7. To the Class 2-A Notes in respect of
                                  Investor Loss Amounts allocable to such
                                  Notes for such Payment Date, to the extent not covered by Available Interest Collections related to the Group 2 Mortgage Loans;
                               8. Payment of any other amounts owed to the
                                  Note Insurer with respect of the Group 1
                                  Mortgage Loans;
                               9. Payment to the Master Servicer of amounts
                                  to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 1-A Notes;
                              10. Reimbursement to the Note Insurer for prior
                                  draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage Loans;
                              11. Basis Risk Carryforward related to the
                                  Class 1-A Notes (after application of
                                  proceeds received under the Class 1-A
                                  Derivative Contract); and
                              12. Any excess cash flow to the issuing entity
                                  for payment to the Certificates under the trust agreement.

Group 2
Distributions of Interest:     Available Interest Collections (as described
                               below) for the Group 2 Mortgage Loans are to be applied in the following order of priority:

                               1. Note insurance policy premium to the Note
                                  Insurer;
                               2. Accrued monthly interest on the Class 2-A
                                  Notes together with any overdue accrued
                                  monthly interest from prior periods
                                  (exclusive of Basis Risk Carryforward);
                               3. To the Class 2-A Notes in respect of
                                  Investor Loss Amounts allocable to such
                                  Notes for such Payment Date;
                               4. To the Class 1-A Notes, accrued monthly
                                  interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Available Interest Collections from the Group 1 Mortgage Loans;
                               5. Reimbursement to the Note Insurer for prior
                                  draws on its insurance policy (with interest thereon) relating to the Group 2 Mortgage Loans;
                               6. After the sixth Payment Date, first to
                                  pay down the Class 2-A Notes to create and maintain the required level of overcollateralization and second to pay down the Class 1-A Notes to maintain the required level of overcollateralization with respect to the Class 1-A Notes (after the application of Available Interest Collections for the Group 1 Mortgage Loans on that Payment Date);
                               7. To the Class 1-A Notes in respect of
                                  Investor Loss Amounts allocable to such
                                  Notes for such Payment Date, to the extent not covered by Available Interest Collections related to the Group 1 Mortgage Loans;
                               8. Payment of any other amounts owed to the
                                  Note Insurer with respect of the Group 2
                                  Mortgage Loans;
                               9. Payment to the Master Servicer of amounts
                                  to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 2-A Notes;
                              10. Reimbursement to the Note Insurer for
                                  prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage Loans;
                              11. Basis Risk Carryforward related to the
                                  Class 2-A Notes (after application of
                                  proceeds received under the Class 2-A
                                  Derivative Contract); and
                              12. Any excess cash flow to the issuing
                                  entity for payment to the Certificates under the trust agreement.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------





Available Interest Collections: For each Payment Date and a Loan Group is the sum of (i) the product of (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period including optional advances made by the Master Servicer, and excluding the master servicing fee other fees and premiums payable from the related interest collections and (b) the applicable Investor Floating Allocation Percentage for the related class of Notes for the Payment Date, and (ii) certain deposits on the first and second Payment Dates by the Master Servicer pursuant to the sale and servicing agreement.

                                The "Investor Floating Allocation Percentage," for any Payment Date and a Loan Group will be the lesser of 100% and a fraction whose numerator is Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account minus the outstanding related Net Draws and whose denominator is the Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account.

Distributions of Principal:     On each Payment Date, Investor Principal
                                Collections for each Loan Group will be
                                applied to the holders of the related class of Class A Notes until their respective note principal balances are reduced to zero.
                                Principal collections that are not applied to the payment of the Class A Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement, subject to the subordination described in "Limited Subordination of
                                Transferor Interest" below.

Investor Principal
Collections:                    Investor Principal Collections for a Loan
                                Group is the amount available to pay principal on the related class of Class A Notes on a Payment Date.

                                Generally, during the Managed Amortization
                                Period, principal collections on the Mortgage Loans in a Loan Group will be first applied to pay for additional balances created on the Mortgage Loans during the related Collection Period and, to the extent any amount of related Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1 Certificates. The remainder will be available to pay down the related class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated Amount (after application of Investor Principal Collections for that other class of Class A Notes).

                                Generally, after the end of the Managed
                                Amortization Period, principal collections on the Mortgage Loans in a Loan Group may not be applied to pay for additional balances created on the Mortgage Loans but may be applied to pay down outstanding related Net Draws on a pro rata basis with the outstanding note principal balance of the class of Class A Notes.

                                After the end of the Managed Amortization
                                Period, unless a Rapid Amortization Event
                                (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans in a Loan Group will be applied to the payment of the related class of Class A Notes only to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated Amount (after application of Investor Principal Collections for that other class of Class A Notes). If a Rapid Amortization Event has occurred, all principal collections for a Loan Group will be applied to pay down the related class of Class A Notes and, after that class has been reduced to zero, to pay down the unrelated class of Class A Notes.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


                                The "Managed Amortization Period" is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in January 2012.

Optional Termination:           The Class A Notes may be retired as a result
                                of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the Class A Notes.

Derivative Contracts:           The Trust will include payments from two
                                derivative contracts for the benefit of the Class A Notes (the "Class A Derivative
                                Contracts") with one derivative contract for the benefit of the Class 1-A Notes (the "Class
                                1-A Derivative Contract") and one derivative contract for the benefit of the Class 2-A
                                Notes (the "Class 2-A Derivative Contract").

                                Payments to the Trust from the Class 1-A
                                Derivative Contract will be calculated based on the lesser of the notional amount of the Class 1-A Derivative Contract and the Note Balance of the Class 1-A Notes. After the Closing Date, the notional amount of the Class 1-A Derivative Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Class 1-A Notes.

                                Payments to the Trust from the Class 2-A
                                Derivative Contract will be calculated based on the lesser of the notional amount of the Class 2-A Derivative Contract and the Note Balance of the Class 2-A Notes. After the Closing Date, the notional amount of the Class 2-A Derivative Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Class 2-A Notes.

                                With respect to each Payment Date, payments received on a Class A Derivative Contract will be available to pay the holders of the related class of Class A Notes its related Basis Risk Carryforward. Any amounts received on a Class A Derivative Contract on a Payment Date that are not used to pay that amount, will be distributed to Countrywide and will not be available for payments of any shortfalls in monthly interest and Basis Risk Carryforward on any class of Notes on future Payment Dates.

Credit Enhancement:             The Trust will include the following
                                mechanisms, each of which is intended to provide credit support for the Notes:

                                1. Excess Interest Collections. The Available
                                   Interest Collections remaining after (a) the premium paid to the Note Insurer and (b) the interest paid to the Notes will be allocated as excess interest among the classes of Notes and to the payment of other items as described under "Group 1 Distributions of Interest" and "Group 2 Distributions of Interest" above.

                               2. Transferor Interest
                                  (Overcollateralization). The Transferor
                                  Interest (also referred to as
                                  overcollateralization) for a Loan Group will be available to provide limited protection against Investor Loss Amounts (as defined below). The "Transferor Interest" for a Loan Group and a Payment Date, will equal (a) the Mortgage Loan Balance of that Loan Group at the last day of the related Collection Period (excluding related Net Draws) plus any amount in the related additional loan account minus (b) the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment Date). Beginning with the seventh Payment Date, each Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the related Required Transferor Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------



                                  The "Required Transferor Subordinated
                                  Amount" means with respect to each Loan
                                  Group and any Payment Date

                              (x) prior to the Stepdown Date 2.10% of the
                                  initial Note Principal Balance of the
                                  related class of Notes; and

                              (y) after the Stepdown Date, the greater of
                                  (A) of 0.50% of the initial Note Principal
                                  Balance of such class of Notes and (B) (i) if the Stepdown Delinquency Test and the Stepdown Cumulative Loss Test have each been met, 4.20% of the related Loan Group balance as of the last day of the related Collection Period immediately prior to such Payment Date or (ii) if either the Stepdown Delinquency Test or the Stepdown Cumulative Loss Test has not been met, the amount determined under clause (y)(B)(i) above for the immediately preceding Payment Date.

                              The "Stepdown Date" for any Class of Notes is the later to occur of (i) the thirty-first Payment Date and (ii) the Payment Date on which the aggregate principal balance of the Notes is reduced below 50% of the aggregate initial principal balance of the Notes.

                              The "Stepdown Cumulative Loss Test" is a test that is met on any date if the percentage of the cumulative losses on the Mortgage Loans in the related Loan Group as of such date is less than the applicable percentage listed below of the aggregate principal balance of the related Mortgage Loans as of the Closing Date (plus any amount on deposit in the related additional loan account on the Closing Date):

                                    Payment Date            Percentage
                                    31 - 48                 3.25%
                                    49 - 60                 4.00%
                                    61+                     5.00%

                              The "Stepdown Delinquency Test" is a test that is met on any date if the six month (or if less, the number of months since the Closing Date) rolling average 60-day delinquency rate (including Mortgage Loans in any Loan Group that are in foreclosure or are REOs) on the Mortgage Loans in the related Loan Group as of such date of determination is less than 4.50%.

                              Each Transferor Interest will be equal to zero on the Closing Date and no Excess Interest Collections will be applied to pay down the Class A Notes (and consequentially the Transferor Interest will not increase) until the Payment Date occurring in August 2007.

                           3. Limited Subordination of Transferor
                              Interest/Cross Collateralization. If on any
                              Payment Date, after application of interest collections, funds are insufficient to pay the premium on the note insurance policy for that Loan Group and accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related class of Notes, then the principal collections from the related Mortgage Loans allocable to the related Transferor Interest will be applied to cover the insufficiency with respect to that Loan Group and, to the extent required, the other Loan Group.

                           4. Surety Wrap. The Note Insurer will issue a
                              note insurance policy which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


Investor Loss Amounts:        For each Payment Date and a class of Notes is
                              the excess of the principal balance of that class of Notes immediately before the Payment
                              Date over the sum of the related Mortgage Loan
                              Balance and any amount in the related additional loan account as of the last day of the related
                              Collection Period.

Mortgage Loan Balance:        For any Payment Date is the aggregate of the
                              principal balances of the Mortgage Loans as of the last day of the related Collection Period.

180 Day Charged-Off Mortgage Loans:
                              Any Mortgage Loan with a minimum monthly payment that has not been paid in full within 180 days of the due date for the minimum monthly payment will be charged off by the Master Servicer (each, a "Charged-Off Mortgage Loan"). Charged-Off Mortgage Loans will not include any loan charged-off by the Master Servicer prior to the 180th day after the due date for the scheduled payment on such Mortgage Loan. After a Mortgage Loan has been charged-off, the Master Servicer will discontinue making optional advances of interest on the Charged-Off Mortgage Loan and the Master Servicer will not be entitled to receive any additional servicing compensation on the Charged-Off Mortgage Loan. Charging-off a Mortgage Loan will result in a realized loss equal to the outstanding principal balance of the Mortgage Loan.

Charged-Off Loan Proceeds:    On a quarterly basis, the Master Servicer will
                              solicit at least two bids from unaffiliated third parties for the purchase of a Charged-Off
                              Mortgage Loan and sell the Charged-Off Mortgage
                              Loan to the highest bidder. If fewer than two bids are received, the Master Servicer will use reasonable efforts to foreclose the property securing the Charged-Off Mortgage Loan to the extent the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The proceeds from any such sale or foreclosure of a Charged-Off Mortgage Loan
                              (after deducting reimbursable fees and expenses payable to the Master Servicer in connection with such sale or foreclosure) will constitute
                              "Charged-Off Loan Proceeds".

                              Any Charged-Off Loan Proceeds will be
                              distributed sequentially in the following order:

                              1. to reimburse the Note Insurer for prior draws
                                 made on the note policy (with interest on the draws);

                              2. concurrently, to pay each class of Notes the
                                 related Investor Loss Amount for that Payment Date and to the Class R-1 Certificates in respect of the outstanding Net Draws (after taking into account all payments on that Payment Date other than the payments of Charged-off Loan Proceeds and payments under the note policy), pro rata based on their respective Investor Loss Amounts or Liquidation Loss Amounts, as applicable, for that Payment Date; and

                              3. any remaining Charged-off Loan Proceeds, to
                                 the Class E-P Certificates.

Liquidation Loss Amounts:     For any liquidated Mortgage Loan or charged-off
                              loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan has been charged-off or became a liquidated Mortgage Loan, after giving effect to any net liquidation proceeds with respect to any liquidated Mortgage Loan.

ERISA Eligibility:            The Class A Notes are expected to be eligible
                              for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors should review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)
-----------------------------                  Free Writing Prospectus for CWHEQ
Securities Corporation           Revolving Home Equity Loan Trust, Series 2006-I
A Countrywide Capital Markets Company
-------------------------------------------------------------------------------




SMMEA Treatment:              The Notes will not constitute "mortgage related
                              securities" for purposes of SMMEA.

                              [Discount Margin Tables, Derivative Contracts and Collateral Tables to follow]




                                        Discount Margin Tables (%)


Class 1-A (To Call) (1)
----------------------------------------------------------------------------------------------------------
CPR                         22%         25%          35%         40%         45%         50%          52%
DM @ 100-00                  14          14           14          14          14          14           14
WAL (yr)                   5.10        4.35         2.74        2.26        1.89        1.60         1.50
MDUR (yr)                  4.16        3.63         2.42        2.03        1.72        1.48         1.39
Principal Window
Beginning                 02/07       02/07        02/07       02/07       02/07       02/07        02/07
Principal Window
End                       12/17       10/16        07/13       07/12       09/11       12/10        09/10
----------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class 1-A (To Maturity) (1)
----------------------------------------------------------------------------------------------------------
CPR                          22%         25%         35%         40%         45%         50%          52%
DM @ 100-00                   14          14          14          14          14          14           14
WAL (yr)                    5.36        4.59        2.94        2.43        2.04        1.73         1.63
MDUR (yr)                   4.28        3.75        2.54        2.14        1.83        1.58         1.49
Principal Window
Beginning                  02/07       02/07       02/07       02/07       02/07       02/07        02/07
Principal Window End       06/26       10/24       02/20       05/18       11/16       07/15        01/15
----------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class 2-A (To Call) (1)
----------------------------------------------------------------------------------------------------------
CPR                         22%         25%          35%         40%         45%         50%          52%
DM @ 100-00                  14          14           14          14          14          14           14
WAL (yr)                   5.10        4.35         2.74        2.26        1.89        1.60         1.50
MDUR (yr)                  4.16        3.63         2.42        2.03        1.73        1.48         1.39
Principal Window
Beginning                 02/07       02/07        02/07       02/07       02/07       02/07        02/07
Principal Window
End                       12/17       10/16        07/13       07/12       09/11       12/10        09/10
----------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.

Class 2-A (To Maturity) (1)
----------------------------------------------------------------------------------------------------------
CPR                          22%         25%         35%         40%         45%         50%          52%
DM @ 100-00                   14          14          14          14          14          14           14
WAL (yr)                    5.36        4.59        2.94        2.43        2.04        1.73         1.63
MDUR (yr)                   4.28        3.75        2.54        2.14        1.83        1.58         1.49
Principal Window
Beginning                  02/07       02/07       02/07       02/07       02/07       02/07        02/07
Principal Window End       06/26       09/24       01/20       04/18       11/16       07/15        01/15
----------------------------------------------------------------------------------------------------------
(1) Based on a 10% draw rate.




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).